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THIS CONVERTIBLE NOTE (THE "NOTE") AND THE SHARES OF COMMON STOCK AND WARRANTS
ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE LAWS OF ANY OTHER JURISDICTION AND HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE NOTE AND THE SHARE OF COMMON STOCK AND WARRANTS ISSUABLE HEREUNDER MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED UNDER REGULATION S) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF GLOBUS INTERNATIONAL RESOURCES CORPORATION (THE "CORPORATION"). NEITHER THE CORPORATION NOR ITS TRANSFER AGENT SHALL BE OBLIGATED TO REMOVE THIS LEGEND UNLESS IT SHALL HAVE RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT, STATING THAT SUCH REMOVAL COMPLIES WITH THE REQUIREMENTS OF THE ACT.

                      GLOBUS INTERNATIONAL RESOURCES CORP.
                             (a Nevada corporation)

                    10% Convertible Note due November 2, 1998

                            Total Note: U.S. $500,000

                             Dated November 3, 1997

     Globus International Resources Corp., a Nevada corporation (the ACorporation@ and/or the "Maker"), for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of FTP, Inc., a Bahamas corporation (the "Holder"), on November 2, 1998 (the "Due Date"), upon presentation of this convertible note (the "Note"), Five Hundred Thousand ($500,000) Dollars (the "Principal Amount"). The Note is convertible into shares of common stock (the "Common Stock") and warrants to purchase shares of Common Stock (the "Warrants"), of the Corporation as provided below in Section 2. Interest in arrears on the Principal Amount from time to time outstanding at the rate of 10% per annum as provided herein shall be paid by the Maker.

     The Corporation covenants, promises and agrees as follows:

     1. Interest. Interest, which shall accrue on the outstanding Principal Amount shall be payable in semi-annual installments on the first day of January and the first day of July, with the first payment of such interest to be made on July 1, 1998. All payments of principal and interest shall be made at the Holder's address as set forth herein, or at such other place or places as may be designated in writing by the Holder hereof.



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     2. Conversion.

     2.1. Option to Convert. The Holder shall have the right, at its option, at any time, to convert, subject to the terms and provisions hereof, the principal and interest of the Note or any portion of the principal and interest thereof, into shares of Common Stock at a conversion price as hereinafter provided. In addition, for each share of Common Stock issued upon any such conversion, the Holder shall be issued a Warrant to purchase a share of Common Stock exercisable at $3.625 per shares.

     2.2. Exercise of Conversion Right. The conversion right shall be exercised, if at all, by surrender of the Note to Bondy & Schloss LLP, 6 East 43rd Street, New York, New York 10017 (the "Escrow Agent") together with written notice of election executed by the Holder, which may be in the form which is included with this Note (hereinafter referred to as the "Conversion Notice") to convert such Note or a specified portion thereof. The Escrow Agent shall act as escrow agent in accordance with the terms of the Off-Shore Securities Purchase Agreement being executed simultaneously herewith. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the amount of the outstanding principal for which a Conversion Notice is given, divided by a conversion price (the "Conversion Price") equal to the lesser of (x) $2.50 per share of Common Stock or (y) seventy five (75%) percent of the average closing bid prices of the Corporation's Common Stock as reported by the NASD Over-the-Counter Bulletin Board (or NASDAQ if the Corporation's shares are then trading on NASDAQ), for the five (5) consecutive trading days immediately preceding the Date of Conversion (as defined below), subject to adjustment as provided in Section 4.

     As promptly as practicable after surrender as herein provided, of the Note for conversion and the receipt of the Conversion Notice relating thereto, the Corporation shall deliver or cause to be delivered upon the written order of the Holder of the Note so surrendered, a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock and Warrants into which such Note is to be converted in accordance with the provisions hereof, registered in such name or names as are specified in the Conversion Notice. In case any Note shall be surrendered for partial conversion, the Corporation shall execute and deliver to the Escrow Agent, without charge to the Holder, a new Note or Notes in authorized denominations, in an aggregate principal amount equal to the unconverted portion of the surrendered Note. Such conversion shall be deemed to have been effected at the close of business on the date when the Note shall have been surrendered for conversion together with the Conversion Notice, so that the rights of the Holder as such Holder shall cease at such time and the persons or persons entitled to receive the shares of Common Stock and Warrants upon conversion of the Note

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shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock and Warrants.

     2.3. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu thereof, the Corporation shall round up to the nearest whole share. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error. In order to convert this Note into full shares of Common Stock, the Holder shall surrender this Note, duly endorsed, to the Escrow Agent, together with the Conversion Notice that it elects to convert the same, the amount of principal to be so converted, and a calculation of the Conversion Price (with an advance copy of the Note and the notice by facsimile); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Note is delivered to the Escrow Agent as provided above, or the Holder notifies the Corporation that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Note.

     Within three (3) business days after receiving a properly submitted Conversion Notice, the Escrow Agent shall instruct Continental Stock Transfer Corporation or any duly appointed transfer agent of the Corporation subsequently designated (the "Transfer Agent") to issue and deliver as promptly as practicable to the Escrow Agent at the address of the Escrow Agent as hereinafter set forth, a certificate or certificates for the number of shares of Common Stock and Warrants to which it shall be entitled (subject to the delivery of the original Note to the Escrow Agent). In the absence of an opinion of counsel to the Holder reasonably acceptable to the Corporation indicating that the securities underlying this Note may be issued without restrictive legends pursuant to an exemption from the Act, or the registration thereof, the certificate or certificates representing such underlying securities shall bear a legend substantially similar to that set forth on this Note. The date of conversion (the "Date of Conversion") shall be the date on which the Conversion Notice is received by the Escrow Agent and the Corporation and the person or persons entitled to receive the shares of Common Stock and Warrants issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such shares of Common Stock and Warrants on such date.

     2.4. Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding

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principal of this Note, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     3. Default.

     3.1. Conversion of this Note shall, at the election of the Holder, be accelerated immediately upon the occurrence of any of the following events (a "Default Event"):

     (a) The non-payment by the Corporation when due of principal and interest as provided in this Note.

     (b) If the Corporation (i) applies for or consents in writing to the appointment of, or if there shall be a taking of possession by, a receiver, trustee or liquidator for the Corporation of all or substantially all of its property; (ii) admits in writing its inability to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files any petition for relief under the Bankruptcy Code or any similar federal or state statute; or (v) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes against any of its property or assets other than liens for taxes not yet due or being contested in good faith.

     (c) Any failure by the Corporation to issue and deliver shares of Common Stock and Warrants as provided herein upon conversion of this Note, in whole or in part.

     Notwithstanding the foregoing, the Corporation shall have fifteen (15) days from the receipt of a written Notice of Default to cure said Default Event, and no acceleration of conversion hereunder shall be deemed to have occurred until the thirtieth day after the Corporation's receipt of a written Notice of Default from the Holder of this Note. Upon such cure, the terms of this Note shall continue in effect.

     3.2. Each right, power or remedy of the Holder hereof upon the occurrence of any Default Event as provided for in this Note or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Note or now or hereafter existing at law or in equity or by statute, and the exercise by the Holder of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Holder hereof of any or all such other rights, powers or remedies.

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     4. Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows:

     (a) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock issuable upon conversion of the Note, the conversion price in effect immediately prior to such subdivision (including the exercise price of the Warrants) shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock and Warrants issuable upon conversion of the Note, the conversion price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment shall be effective at the close of business on the date such subdivision or combination shall become effective.

     (b) In case of any reclassification or change of outstanding shares of Common Stock and Warrants issuable upon conversion of this Note (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of Common Stock of the class issuable upon the conversion of this Note except where the security holders of the Corporation are entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the Holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance by the Holder of the number of shares of Common Stock of the Corporation into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Note shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

     5. Failure to Act and Waiver. No failure or delay by the Holder hereof to insist upon the strict performance of any term of this Note or to exercise any right, power or remedy consequent upon a Default Event hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or

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times. By accepting payment after the due date of any amount payable under this
Note, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Note, or to declare a Default Event for failure to effect such payment of any such other amount.

     The failure of the Holder of this Note to give notice of any failure or breach of the Corporation under this Note shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     6. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Note shall be brought in any appropriate court in the State of New York, and by the issuance and execution of this Note the Corporation irrevocably consents to the jurisdiction of each such court.

     7. Transfer/Negotiability. This Note shall be transferred on the books of the Corporation only by the registered Holder hereof or by its attorney duly authorized in writing or by delivery to the Corporation of a duly executed assignment. The foregoing notwithstanding, the Corporation shall not transfer this Note nor any of the shares of Common Stock or Warrants issuable upon conversion hereunder except pursuant to registration under the act or an available exemption from the registration requirements of the Act. Neither the Corporation nor its Transfer Agent shall be obligated to effect any such transfer unless it shall have received an opinion of counsel to the Holder reasonably satisfactory to the Corporation and its Transfer Agent stating that such removal of the legend complies with the provisions of the Act. The Corporation shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.

     8. Notices. All notices and communications under this Note shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

if to the Corporation, to:

Globus International Resources Corp.
2 World Trade Center
New York, New York 100048

Attention: Serge Pisman, President

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if to the Holder, to:

FTP, Inc.
48 Par-La-Ville Road
Suite 335
Hamilton Bermuda HM11

if to the Escrow Agent:

Bondy & Schloss LLP
6 East 43rd Street
New York, New York 10017

Attention: Gerald A. Adler

     9. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, or, where applicable, the laws of the United States, without regard to conflicts of law.

     10. Incorporation by Reference. The terms and conditions set forth in that certain Offshore Securities Subscription Agreement between the Corporation, the Holder and the Escrow Agent dated as of November 3, 1997 are incorporated herein by this reference, and any transferee or subsequent holder of this Note (or the shares of Common Stock and Warrants issued upon conversion thereof) shall be subject to and bound by the provisions of such agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed as of the 3rd day of November 1997.

                           GLOBUS INTERNATIONAL RESOURCES CORP.

                       By:_____________________________
                          Serge Pisman, President

Attest

_____________________________
Secretary

                                       7



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                                CONVERSION NOTICE

GLOBUS INTERNATIONAL RESOURCES CORP.
     The undersigned holder (the "Holder") of a 10 %, $500,000 principal amount Convertible Promissory Note (the "Note"), hereby elects, To convert U.S. $
of said Note (into          shares of common stock of the Company and
warrants to purchase           shares of common stock of the Company
exercisable at $3.625 per share. In accordance with the terms of an Offshore Securities Purchase Agreement executed by the Holder of the Note and accepted by the Company. The Holder hereby directs that any such shares and warrants be issued in the name of and delivered to the Holder or if so specified, to the person or entity named below.

Dated_______________________


____________________________
Name


                                                 _________________________

                                                 Signature

_______________________________
Address

_______________________________

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